                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CARDIMA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                 CARDIMA, INC.

                               ----------------

                   Notice of Annual Meeting of Stockholders

                               ----------------

                            To Be Held June 2, 2000

   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Cardima, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 47266 Benicia Street, Fremont, California 94538 on Friday June 2, 2000, at 10:00 a.m., local time, for the following purposes:

  1. To elect a Board of four (4) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2. To amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000 to 50,000,000.

  3. To ratify and approve an amendment to the Company's 1993 Stock Option Plan to increase the numbers of shares reserved for issuance thereunder by 2,500,000.

  4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

  5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on April 5, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Ronald E. Bourquin
                                          -------------------------------------
                                          Ronald E. Bourquin
                                          Vice President and Secretary

Fremont, California
May 4, 2000

                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                                 CARDIMA, INC.
                47266 Benicia Street, Fremont, California 94538

                                PROXY STATEMENT

General

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Cardima, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 47266 Benicia Street, Fremont, California 94538 on Friday June 2, 2000 at 10:00 a.m., local time, and any adjournment or postponement thereof.

   This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about May 4, 2000.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Phillip C. Radlick, Ph.D. or Ronald E. Bourquin, Inspectors of Election) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

   The close of business on April 5, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 21,471,420 shares of Common Stock outstanding held by approximately 5,700 stockholders.

Voting and Solicitation

   Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Elections (the "Inspectors") with the assistance of the Company's transfer agent. The Inspectors will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. Proposal 2, to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of a majority of the outstanding shares to be approved. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as such shall have the effect of counting as votes against any matter submitted to the stockholders for a vote. Any proxy that is returned unmarked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter and will have the same effect as negative votes with respect to Proposal 2. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically, by facsimile or via electronic mail through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than December 26, 2000 in order to be considered for inclusion in the Company's proxy materials for that meeting. The Company's bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at the Company's next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice of the proposal must be delivered to, or mailed and received at the executive offices of the Company not less than 20 days nor more than 60 days prior to the proposed date of the annual meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Directors and Nominees for Director

   At the Annual Meeting, the stockholders will elect a Board of four (4) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a director if elected.

   Assuming a quorum is present, the four nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the four nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

   The names of the nominees, their ages as of March 27, 2000 and certain other information about them are set forth below:

                                                                       Director
 Name of Nominee             Age         Principal Occupation           Since
 ---------------             ---         --------------------          --------
 Phillip C. Radlick, Ph.D...  62 President and Chief Executive           1994
                                 Officer of the Company
 Gabriel B. Vegh............  60 Executive Vice President and Chief      1992
                                 Operating Officer of the Company
 Neville J. Jeharajah.......  47 Vice President of Financial             1998
                                 Planning and Investor Relations of
                                 Baxter International, Inc.
 Rudolfo C. Quijano, Ph.D...  64 President and Chief Technical           1999
                                 Officer of 3F Medical Systems, Inc.
                                 and President and Chief Technical
                                 Officer of VenPro, Inc.

   There are no family relationships among any of the directors or executive officers of the Company.

   Dr. Radlick has been the President, Chief Executive Officer and a Director of Cardima since November 1994. Prior to joining the Company, from November 1992 until October 1994, Dr. Radlick was the President and Chief Executive Officer of Hepatix, Inc., a start-up medical device company. From November 1986 until November 1992, Dr. Radlick was the President of Edward's Cardiovascular Surgery Division, a division of Baxter Healthcare responsible for the development, manufacture and sale of cardiovascular products. Dr. Radlick received a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of California, Los Angeles.

   Mr. Vegh, the founder of the Company, has been a Director of Cardima since November 1992. Mr. Vegh has been the Chief Operating Officer of Cardima since November 1994, and its Executive Vice President since January 1995. From May 1993 until November 1994, Mr. Vegh was the Company's President, and from May 1993 until July 1996, he served as the Company's Chief Financial Officer. Prior to joining the Company, from August 1985 until May 1993, Mr. Vegh was the Vice President, Operations of Target Therapeutics, Inc. ("Target," now a division of Boston Scientific Corporation ("Boston Scientific")); and from February 1983 until August 1985, Mr. Vegh was General Manager, Pilot Operations of Advanced Cardiovascular Systems, Inc. ("ACS," now a division of Guidant Corporation). Mr. Vegh received a B.S. in Mechanical Engineering from the New Jersey Institute of Technology.

   Mr. Jeharajah has served as a Director of Cardima since May 1998. Mr. Jeharajah has served as the Vice President of Financial Planning and Investor Relations of Baxter International, Inc. (Baxter), an international cardiovascular company, since 1994. Mr. Jeharajah has been with Baxter since 1982. Mr. Jeharajah received a B.S. in Philosophy from Jnana Deepa Vidyapeeth Pune, India and a B.S. in Accounting from Institute of Cost and Management, United Kingdom. Mr. Jeharajah also received an M.B.A. from Claremont University in California.

   Dr. Quijano has served as a Director of Cardima since November 1999. Dr. Quijano has served as the Founder and Chief Technical Officer of VenPro, Inc. since 1997 and President and Chief Technical Officer of 3F Therapeutics, Inc. since 1998. Dr. Quijano serves on the Board of Directors of Fore Flow, Inc., of which he is also the Founder. Prior to Dr. Quijano's current positions, he was the General Manager of Hepatix, AG, from 1993 to 1994 and from 1987 to 1993 was the Vice President of Research and Development, Regulatory Affairs and Clinical Research for the Edwards Cardiovascular Surgery Division of Baxter Healthcare. Dr. Quijano received a B.S. in Chemistry from the University of Alabama and a Ph.D. in Biochemistry from the University of Central America.

Meetings and Committees of the Board of Directors

   During the period from January 1, 1999 through December 31, 1999 (the "last fiscal year"), the Board met 5 times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Ronald E. Bourquin at the Company's address, set forth above.

   In 1999, the Audit Committee consisted of directors Michael J.F. Du Cros and Neville J. Jeharajah and held one meeting during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. Mr. Du Cros resigned in November 1999. Mr. Jeharajah and Dr. Quijano are the current members of the Audit Committee.

   In 1999, the Compensation Committee consisted of directors Michael J.F. Du Cros and Charles P. Waite, Jr., and held one meeting during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1993 Stock Option Plan, 1997 Directors' Stock Option Plan and 1997 Employee Stock Purchase Plan. Mr. Waite resigned in November 1999. Mr. Jeharajah and Dr. Quijano are the current members of the Compensation Committee.

Compensation of Directors

   Directors currently receive no cash fees for services provided in that capacity but are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board. The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a non-employee director of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock on the date on which such person first becomes a non-employee director of the Company. This initial grant is fully exercisable on the initial date of the grant. In addition, on the date of each annual meeting of the Company's stockholders at which such director is reelected, each such non-employee director shall be granted an additional option to purchase 2,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least three months during the current fiscal year, such option will become exercisable in full on the date of grant. Each of the nominees for director will have served for more than three months at the time of the Annual Meeting, and so each will receive options to purchase 2,000 shares of the Company's Common Stock under the Directors' Plan if they are re-elected to the Board at the Annual Meeting. As of March 27, 2000, 104,000 shares had been issued under this plan.

Recommendation of the Board:

                       The Board Recommends a Vote "FOR"
                   the Election of All Nominees Named Above.

                                PROPOSAL NO. 2

                  INCREASE IN NUMBER OF SHARES OF AUTHORIZED
                   COMMON STOCK FROM 25,00,000 TO 50,000,000

   The Company's Board of Directors is recommending an increase in the number of shares of authorized common stock from 25,000,000 to 50,000,000. Partially as a result of two private placement financings in January 1999 and February 2000, the Company has used up 24,999,985 shares of its authorized common shares of 25,000,000. The Company does not have any shares available in the event it needs to sell additional shares or for additional financings or other corporate purposes.

   At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to increase the number of authorized shares of Common Stock hereunder from 25,000,000 to 50,000,000. The Board of Directors believes that the increase is required to enable the Company to, among other things, continue its be able to have the ability to sell additional shares as necessary to finance the Company and have shares available for any other corporate purposes. The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of common stock do not have preemptive rights. The Board of Directors does not intend to issue any common stock except on terms which the Board deems to be in the Company's best interests and the best interests of the Company's then-existing stockholders.

   Our Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional common stock to discourage tender offers or takeover attempts. However, the availability of authorized common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of common stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the management of the Company. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders of the Company.

   The text of Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to the proposal, is as follows:

   This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred ("Preferred Stock"). The total number of shares which the Corporation is authorized to issue is Fifty Five Million (55,000,000) shares. The number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $0.001 per share.

   The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number or shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Recommendation of the Board:

        The Company's Board of Directors Unanimously Recommends Voting
                 "FOR" the Amendment to Increase the Number of
                  Authorized Common Shares Set Forth Herein.

                                PROPOSAL NO. 3

                    INCREASE IN NUMBER OF SHARES AUTHORIZED
                 UNDER THE COMPANY'S 1993 INCENTIVE STOCK PLAN

   The Company's Board of Directors and stockholders have previously adopted and approved the 1993 Incentive Stock Plan (the "Stock Plan"). A total of 4,093,686 shares of Common Stock have been reserved for issuance under the Stock Plan, and only 59,975 shares were available for future grant as of the Record Date. The number of shares reserved for issuance under the Stock Plan is automatically increased, on the first day of trading for the five years from 1998 through 2002, by an amount equal to three percent of the outstanding shares of Common Stock on such date, but in no event shall such increase exceed 300,000 shares of Common Stock. In March 1999, the Board of Directors authorized an amendment to the Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance hereunder by 2,000,000, bringing the total number of shares issuable under the Stock Plan to 4,093,686. During February 2000, the Board decided to unreserve the remaining 2,742,996 shares which had not been granted to utilize those shares in the February 2000 Private Placement Financing (the "Financing").

   At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the Stock Plan to increase the number of shares of Common Stock reserved for issuance hereunder to replace the shares which were unreserved and used for sale in the Financing. The Board of Directors believes that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments. A summary of the Stock Plan is set forth below.

Summary of the Stock Plan

   General. The Stock Plan was originally adopted by the Board of Directors (the "Board") in June 1993 and approved by the stockholders in August 1995. The Stock Plan was subsequently amended by the Board of Directors in June 1996 and such amendment was approved by the stockholders in March 1997. The Stock Plan authorizes the Board, or one or more committees which the Board may appoint from among its members (the "Committee"), to grant options to purchase Common Stock. Options granted under the Stock Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or the Committee.

   Purpose. The general purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

   Administration. The Stock Plan may be administered by the Board or a Committee. Subject to the other provisions of the Stock Plan, the Administrator has the authority: (i) to determine the fair market value; (ii) to select the employees or consultants to whom options may be granted under the Stock Plan; (iii) to determine the number of shares of Common Stock to be covered by each option granted under the Stock Plan; (iv) to approve forms of agreement for use under the Stock Plan; (v) to determine the terms and conditions of the option, not inconsistent with the terms of the Stock Plan, granted under the Stock Plan, including the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted; (vii) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (viii) to prescribe, amend and rescind rules and regulations relating to the Stock Plan; (ix) to modify or amend each option, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the Stock Plan; (x) to allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option previously granted by the Administrator; and (xii) to make all other determinations deemed necessary or advisable for administering the Stock Plan.

   Eligibility. The Stock Plan provides that options may be granted to the Company's employees and independent contractors, including members of the Board who are not employees of the Company. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

 Outstanding Grants

   As of March 31, 2000, an aggregate of 1,103,761 options were outstanding under the 1993 Stock Plan. As of March 31, 2000, approximately 80 employees and four directors were eligible to participate in the Plan. On April 19, 2000, the closing price of the Company's Common Stock on the Nasdaq Smallcap Market was $2.00 per share. Of the options granted, 221,834 have been exercised. As of April 19, 2000, an aggregate of 1,128,901 shares are authorized, but unissued under the Plan.

   As of March 31, 2000, the following persons or groups had in total received restricted stock, stock units and/or options under the Plan: (i) the Chief Executive Officer and the other remaining officers named in the Summary Compensation Table: Dr. Radlick 394,226 shares, Mr. Vegh 327,559 shares, Dr. Abati 85,696 shares, Mr. Barajas 81,573 shares and Mr. Bourquin 148,701 shares; (ii) all current executive officers of the Company as a group:
1,191,312 shares; (iii) all current directors who are not executive officers, Mr. Jeharajah 22,000 shares and Dr. Quijano 20,000 shares; (iv) each associate of any of such current directors, executive officers or nominees: 0; (v) each person who has received five percent of options granted other than those included above; 0 and (vi) all employees and consultants of the Company:
1,144,849 shares.

   Terms and Conditions of Options. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

   (a) Exercise Price. The Board or the Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or sale price for the last preceding date for which quotations exist if no sales were reported) on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the closing sale price for such stock (or sale price for the last preceding date for which quotations exist if no sales were reported) on the date the option is granted.

   (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, or by a combination thereof.

   (c) Exercise of the option. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant.

   (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

   (e) Disability. If an employee is unable to continue employment with the Company as a result of disability (as defined in the Stock Plan), then all options held by such optionee under the Stock Plan shall expire upon the earlier of (i) six months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

   (f) Permanent Disability. If an employee is unable to continue employment with the Company as a result of permanent and total disability (as defined in the Stock Plan), then all options held by such optionee under the Stock Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

   (g) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

   (h) Termination of options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

   (i) Nontransferability of options. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

   (j) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

   (k) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or Committee.

   Adjustment upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option outstanding under the Stock Plan, and the exercise price of any such outstanding option. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, the exercisability of all outstanding options shall be accelerated. To the extent they have not been previously exercised, options shall terminate upon consummation of the proposed action.

   Amendment, Suspensions and Termination of the Stock Plan. The Board may amend, suspend or terminate the Stock Plan at any time; provided, however, that the Company shall obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Section 422 of the Code or any other applicable rule or statute. In any event, the Stock Plan will terminate automatically in 2006.

   Federal Tax Information. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options which do not quality as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

   Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required

   The approval of the amendment of the Stock Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

Recommendation of the Board:

        The Company's Board of Directors Unanimously Recommends Voting "FOR" the Amendment of the Incentive Stock Plan Set Forth Herein.

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as the Company's independent auditors since 1993 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

             The Board Recommends a Vote "FOR" Ratification of the
         Appointment of Ernst & Young LLP as the Company's Independent
            Auditors For the Fiscal Year Ending December 31, 2000.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of March 31, 2000 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                         Shares    Percent of
                                                      Beneficially   Common
Name and Address                                        Owned(1)   Stock(1)(2)
----------------                                      ------------ -----------
Special Situations Funds, L.P. (3)...................  2,133,333       9.8%
 153 East 53rd St.
 New York, NY 10022

St. Jude Medical, Inc. (4)...........................  1,600,000       7.4%
 One Lillehei Plaza St.
 Paul, MN 55117

Kleiner Perkins Caufield & Byers VI (5)..............  1,252,056       5.7%
 2750 Sand Hill Road
 Menlo Park, CA 94025

The Goldman Sachs Group, L.P. (6)....................  1,132,050       5.3%
 85 Broad Street New York, NY 10004

Phillip C. Radlick, Ph.D. (7)........................    201,513         *

Gabriel B. Vegh (8)..................................    262,187       1.2%

Allan L. Abati, Ph.D. (9)............................     63,404         *

Victor J. Barajas (10)...............................     41,990         *

Ronald E. Bourquin (11)..............................     60,245         *

Neville J. Jeharajah (12)............................     22,000         *

Rudolfo C. Quijano, Ph.D. (13).......................     20,000         *

All Directors and executive officers as a group (9
 persons) (14).......................................    729,305       3.3%

--------
  * Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In determining the number of shares beneficially owned by a person, options or warrants to purchase Common Stock held by that person that are currently exercisable, or become exercisable within 60 days following March 31, 2000, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. The Company believes that all of the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (2) As of March 31, 2000, 21,471,420 shares of Common Stock were issued and outstanding.

 (3) Includes 355,556 shares issuable upon the exercise of outstanding warrants held by Special Situations Fund, L. P.

 (4) Includes 266,667 shares issuable upon the exercise of outstanding warrants held by St. Jude Medical, Inc.

 (5) Includes 317,321 shares issuable upon the exercise of outstanding warrants held by Kleiner Perkins Caufield & Byers VI, L.P. a California limited partnership ("KPCB VI"), and exercisable within 60 days of March 31, 2000. Joseph S. Lacob is a general partner of KPVB VI Associates, L.P., the general partner of Kleiner Perkins Caufield & Byers VI, L.P., and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Lacob disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

 (6) Represents 1,132,050 shares owned by certain investment partnerships, of which affiliates of The Goldman Sachs Group, L.P. ("GS Group") are the general partner, managing general partner or investment manager. Includes 710,248 shares held by GS Capital Partners II, L.P., 282,333 shares held by GS Capital Partners II Offshore, L.P., 26,151 shares held by Goldman, Sachs & Co. Verwaltungs GmbH, 76,280 shares held by Stone Street Fund 1997, L.P. and 37,038 shares held by Bridge Street Fund 1997, L.P. Each of such investment partnership shares voting and investment power with certain of its respective affiliates.

 (7) Includes 200,513 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (8) Includes 128,341shares held by Gabriel B. Vegh and Kathleen G. Vegh, tenants in common and 133,846shares issuable upon exercise of options within 60 days of March 31, 2000.

 (9) Includes 63,404 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(10) Includes 41,990shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(11) Includes 54,535 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(12) Includes 22,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(13) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(14) Includes shares referred to in footnotes and (5)-(8).

                       COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation received by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1999; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 1999; and (c) the compensation received by each such individual for the Company's preceding fiscal year.

                           Summary Compensation Table

                                                                 Long-Term
                                                                Compensation
                                      Annual Compensation          Awards
                                   -------------------------- ----------------
                                                                 Securities     All Other
Name & Principal          Fiscal                                 Underlying    Compensation
Position                   Year    Salary ($)(1) Bonus ($)(2) Options/SARs (#)    ($)(3)
----------------          ------   ------------- ------------ ---------------- ------------
Phillip C. Radlick,
 Ph.D. (3)..............   1999       224,263       60,000        125,000          --
 President, Chief
  Executive                1998       225,456       50,000            --           --
 Officer and Director      1997       195,344       25,000         75,000          --

Gabriel B. Vegh (4) ....   1999       188,509       50,000        125,000          --
 Executive Vice
  President,               1998       187,875       35,000            --           --
 Chief Operating Officer
  and Director             1997       175,417          --          75,000          --

Allan L. Abati, Ph.D. ..   1999       162,843          --          10,000          --
 Vice President,
  Regulatory Affairs,      1998       146,679          --             --           --
 Clinical Programs and
  Quality                  1997       140,835          --          15,000          --
 Assurance

Victor J. Barajas ......   1999       124,830       20,000         20,000          --
 Vice President,           1998       106,939       20,000            --           --
 Operations                1997        87,895          --          25,000          --

Ronald E. Bourquin .....   1999       125,515       30,000         40,000          --
 Vice President,           1998       125,549       25,000            --           --
 Chief Financial Officer
  and Secretary            1997(6)    115,830       15,000         15,000          --

--------
(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Includes bonuses earned in the indicated year and paid in the subsequent year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The Company granted stock options representing 715,239 shares of the Company's Common Stock to employees in the last fiscal year. The following table sets forth further information on grants of stock options to purchase the Company's Common Stock to the five Named Officers pursuant to the Company's 1993 Stock Option Plan during the fiscal year ended December 31, 1999. This information is also reflected in the Summary Compensation Table on page 14.

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                          Number of Shares  Percent of Total                          Price Appreciation
                             Underlying    Options Granted to Exercise or             for Option Term (2)
                              Options         Employees in    Base Price  Expiration ----------------------
Name                        Granted (1)       Fiscal 1999      per Share     Date        5%        10%
----                      ---------------- ------------------ ----------- ---------- ---------- -----------
Phillip C. Radlick,
 Ph.D. .................       62,500             8.7%           $1.91      7/6/09       75,074    190,253
                               62,500             8.7%           $2.56     4/28/09      100,623    254,999
Gabriel B. Vegh.........       62,500             8.7%           $1.91      7/6/09       75,074    190,253
                               62,500             8.7%           $2.56     4/28/09      100,623    254,999
Allan L. Abati, Ph.D. ..       10,000             1.4%           $2.56     4/28/09       16,100     40,800
Victor J. Barajas.......       20,000             2.8%           $2.56     4/28/09       32,199     81,600
Ronald E. Bourquin......       40,000             5.6%           $2.56     4/28/09       64,398    163,199

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 1999. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 1999 and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 1999.

                                                      Number of
                           Shares                    Unexercised        Value of Unexercised In-the-
                         Acquired on  Value        Options/SARs at          Money Options/SARs at
                          Exercise   Realized    Fiscal Year End (#)         Fiscal Year End ($)
Name                         (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable (1)
----                     ----------- -------- ------------------------- -----------------------------
Phillip C. Radlick,
 Ph.D...................     --        --         249,955 / 144,271             $103,452 / $0
Gabriel B. Vegh.........     --        --         183,288 / 144,271             $ 52,618 / $0
Allan L. Abati, Ph.D....     --        --          71,426 /  14,270             $ 69,277 / $0
Victor J. Barajas.......     --        --          55,010 /  25,563             $ 20,087 / $0
Ronald E. Bourquin......     --        --          59,431 /  39,270             $  2,731 / $0

--------
(1) Based on the $1.8125 per share closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1999, less the exercise price of the options.

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Compensation Committee of the Board (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 1999. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

   Under the supervision of the Board, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of two elements: (i) base salary which reflects individual performance and expertise, and (ii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Additionally, some executives are eligible for variable bonus awards payable in cash which are tied to the achievement of certain performance goals that the Board establishes from time to time for the Company.

   The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

   The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

   Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific Company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

   The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

   Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

   Phillip C. Radlick has served as the Company's President and Chief Executive Officer since November 1994. His base salary for fiscal 1999 was $224,263. Other compensation paid to Dr. Radlick included a bonus based on his performance to objectives as set by the Board and relocation benefits as set forth in Dr. Radlick's employment agreement.

   The factors discussed above in "Base Salary," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were applied by the Compensation Committee in establishing the amount of Dr. Radlick's salary and stock option grant. Dr. Radlick did not participate in any decisions related to his compensation. Significant factors the Compensation Committee considered in establishing Dr. Radlick's compensation included his individual performance, the achievement of specific objectives including clinical milestones achieved and performance to plan for the year. The Committee felt Dr. Radlick's performance in these areas contributed to achieving a majority of these objectives and, accordingly, exercised its judgment in awarding the salary increase and bonus shown in the Summary Compensation Table.

Deductibility of Executive Compensation

   The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1993 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee:

                                          Neville J. Jeharajah
                                          Rudolfo C. Quijano, Ph.D.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors currently consists of Neville J. Jeharajah and R. C. Quijano. The Compensation Committee met once in the fiscal year 1999. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of any other entity.

                         TRANSACTIONS WITH MANAGEMENT

   In December 1997, the Company loaned $300,000 to Phillip C. Radlick, Ph.D., its President and Chief Executive Officer, to facilitate the purchase of a principal residence in the Bay Area. The note bears interest at the minimum applicable federal rate and matures in December 2001. As security interest, Dr. Radlick granted the Company a security interest in his vested stock options. As of December 31, 1999, there is approximately $339,000 outstanding on the note.

   The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                  EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

   In October, 1994, the Company entered into an employment agreement with Dr. Radlick which provides for, among other things, an annual salary of $175,000, bonus compensation as may from time to time be awarded by the Board of Directors and participation in all employee benefit plans sponsored by the Company. Additionally, if Dr. Radlick's employment is terminated other than for "good cause" (as defined in the employment agreement), Dr. Radlick shall immediately resign from all positions with the Company and enter into a six month consulting arrangement with the Company. Stock options held by Dr. Radlick would continue to vest over such six-month period. Under this consulting arrangement, Dr. Radlick would be paid a consulting fee in an amount equal to the salary in effect at the time of his resignation, and would be eligible to continue to receive Company benefits. If Dr. Radlick were to obtain new employment during such period, the consulting fee payable to Dr. Radlick would be reduced by the amount of compensation payable to Dr. Radlick under such new arrangement.

   In May 1993, the Company entered into an employment agreement with Mr. Vegh which provides for, among other things, an annual salary, bonus compensation as may from time to time be awarded by the Board of Directors and participation in all employee benefit plans sponsored by the Company. Additionally, if Mr. Vegh's employment is terminated other than for "good cause" (as defined in the employment agreement), Mr. Vegh shall immediately resign from all positions with the Company and enter into a six month consulting arrangement with the Company. Stock options held by Mr. Vegh would continue to vest over such six-month period. Under this consulting arrangement, Mr. Vegh would be paid a consulting fee in an amount equal to the salary in effect at the time of his resignation, and would be eligible to continue to receive Company benefits. If Mr. Vegh were to obtain new employment during such period, the consulting fee payable to Mr. Vegh would be reduced by the amount of compensation payable to Mr. Vegh under such new arrangement and the continued vesting of his option would terminate.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return data for the Company's stock since June 6, 1997 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) Cardima, Inc., (ii) the S&P Midcap Medical Products and Supplies Index and (iii) the Nasdaq National Market U.S. Composite Index. The graph assumes that $100 was invested on June 6, 1997, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $7.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                               [GRAPH TO APPEAR]

   The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.
--------
* Assumes $100 invested on June 6, 1997, the effective date of the Company's Initial Public Offering, in stock or index, including reinvestment of dividends. Fiscal year ending December 31, 1999.

                                             6/6/97 12/31/97 12/31/98 12/31/99
                                             ------ -------- -------- --------
     Cardima, Inc...........................  $100    $ 63     $ 38     $ 26
     S&P Midcap Medical Products and
      Supplies Index........................  $100    $116     $163     $155
     Nasdaq National Market Total...........  $100    $112     $161     $299

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

   Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Cardima, Inc., 47266 Benicia Street, Fremont, California, 94538, at (510) 354-0162. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 15, 2000.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS BEING FURNISHED TO EACH SHAREHOLDER WITH THIS PROXY STATEMENT. IF NECESSARY, THE COMPANY WILL MAIL AN ADDITIONAL COPY, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, 47266 BENICIA STREET, FREMONT, CALIFORNIA, 94538-7330.

                                          By Order of the Board of Directors,

                                          /s/ Ronald E. Bourquin
                                          -------------------------------------
                                          Ronald E. Bourquin
                                          Vice President and Secretary

Fremont, California
May 4, 2000

                                 Cardima, Inc.
                 Annual Meeting of Stockholders - June 2, 2000
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned stockholder of Cardima, Inc. ("Company") hereby constitutes and appoints Phillip C. Radlick, Ph.D. and Ronald E. Bourquin, and each of the, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company at 47266 Benicia Street, Fremont, California 94538, on June 2, 2000 at 10:00 a.m., Pacific Daylight Time, or at any postponsment or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 2, 3 AND 4.

               (Continued and to be signed on the reverse side)

     Please date, sign and mail your proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                                 Cardima, Inc.

                                 June 2, 2000

     Please mark your
 [x] Votes as in this
     Example.


     FOR All Nominees            WITHHOLD
     Listed (except as           AUTHORITY
     Marked to the       to vote for all nominees
     Contrary below)         listed at right

                                              Nominees:Phillip C. Radlick, Ph.D.
1. Election                                            Gabriel B. Vegh
   of         [_]                  [_]                 Neville J. Jeharajah
   Directors                                           Rudolfo C. Quijano, Ph.D.

INSTRUCTION: To withhold authority to vote for Any individual nominee, line through the name of The nominee at right.


2. To amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000 shares to 50,000,000 shares.

              FOR                AGAINST              ABSTAIN

              [_]                  [_]                  [_]


3. To ratify and approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 2,500,000 shares.

              FOR                AGAINST              ABSTAIN

              [_]                  [_]                  [_]

4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.


              FOR                AGAINST              ABSTAIN

              [_]                  [_]                  [_]



   I plan to attend the Annual Meeting of Stockholders for Cardima, Inc. on
                   June 2, 2000, 10:00 a.m. at the Company:  [_]


Signature(s)__________________Signature(s)______________Date:___________, 2000
NOTE: Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.